EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

 Body and Mind Announces Cathedral City, California Facility Production and Distribution of Award-Winning Cannabis Products

VANCOUVER, B.C., CANADA (September 12, 2019) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”) a multi-state operator, is pleased to announce that Satellites Dip, LLC’s (“SD”) Cathedral City, California facility, which is fully managed by BaM pursuant to the management and administrative services agreement entered into between SD and BaM, has begun shipping BaM’s award-winning products in the state of California, which are manufactured by SD pursuant to a license agreement between BaM’s wholly-owned subsidiary, Nevada Medical Group, LLC and SD. This follows after the Cathedral City facility received final testing and California packaging compliance certifications for BaM’s products.

All products manufactured at the Cathedral City facility adhere to California’s strict testing process for microbials, pesticides, heavy metals and potency.

Trip Hoffman, Chief Operating Officer of BaM, said “As the largest cannabis market in the US, Body and Mind has worked tirelessly to develop relationships with expert California growers to source high quality, fully-tested cannabis for our California operations and products. Having already been well-received in a mature market like Nevada, our premium quality products will be a great fit with consumers in the California marketplace.”

Initial product introductions include Lemon Brulee and Lemon Kush live resin sugar, Purple Punch blunts and Purple Punch pre-rolls. Live resin sugar is a concentrate, created using material that is fresh-frozen immediately upon harvesting. Live resins have become a popular consumption trend since the extraction process produces a more robust terpene profile, as well as more potent scents and flavors.

Hoffman continued, “Going forward, we remain focused on low capital expense opportunities for further brand expansion and increased revenues. In addition to Body and Mind brands, the Cathedral City facility also wholesale manufactures distillate and extraction products. As manager of the Cathedral City facility we are pursuing white labeling opportunities and we plan to launch additional products in California, including full-spectrum, live resin cartridges and a line of edibles in the near future.”

About Body and Mind Inc.

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Body and Mind has a strategic investment by Australis Capital Inc. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges and Lucid Mood offerings. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

For further information, please contact:

Company Contact:

President

Tel: 800-361-6312

mmills@bamcannabis.com

Investor Contact:

Valter Pinto, Managing Director

Tel: 212-896-1254

valter@kcsa.com

Media Contact:

Annie Graf, Account Director

Tel: 786-390-2644

agraf@kcsa.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.